UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

AMERICAN SOFTWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-12456

Georgia	58-1098795
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, NE, Atlanta, Georgia 30305

(Address of principal executive offices)

(404) 261-4381

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On March 6, 2017, American Software, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing Mr. J. Michael Edenfield’s leave of absence from the position of President and Chief Executive Officer of the Company, and the appointment of Mr. H. Allan Dow as President of the Company. This Current Report on Form 8-K/A amends the Original Report to provide certain additional information required by Item 5.02 of Form 8-K, which was inadvertently omitted from the Original Report.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)

Effective March 3, 2017, Mr. James C. Edenfield, the Company’s Executive Chairman and Treasurer became the Company’s principal executive officer. Mr. James C. Edenfield, age 82, is a co-founder of the Company and has served as Executive Chairman since September 2014. Mr. Edenfield previously served as Chief Executive Officer from November 1989 to May 2014 and as Co-Chief Executive Officer prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with, and was a director of, Management Science America, Inc., an Atlanta-based applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology.

Mr. Edenfield’s service as the Company’s principal executive officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, Mr. Edenfield is the father of J. Michael Edenfield. There are no transactions between Mr. Edenfield and the Company required to be disclosed under Item 404(a) of Regulation S-K.

(e)

As previously disclosed in the Original Report, Mr. H. Allan Dow was appointed as the Company’s President, effective as of March 3, 2017. Mr. Dow’s service as the Company’s President was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Dow and any director or other executive officer of the Company. There are no transactions between Mr. Dow and the Company required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Dow and the Company are parties to that certain Retention Agreement, dated as of July 11, 2016 (the “Retention Agreement”), which is substantially similar to the retention agreements between the Company and its named executive officers. The Retention Agreement provides for compensation to Mr. Dow in the event Mr. Dow’s employment is terminated following the consummation of a “change in control” for reasons other than for “cause” (as defined in the Retention Agreement) or for Mr. Dow’s death, retirement, disability, or if Mr. Dow voluntarily terminates his employment for “good reason” (as defined in the Retention Agreement). The compensation payable under the Retention Agreement is a lump sum severance payment equal to two times the sum of Mr. Dow’s annual base salary plus Mr. Dow’s bonus for the prior year as of the date of the change in control.

Following termination of employment after a change in control, Mr. Dow would be entitled to receive health insurance coverage (subject to a COBRA election) and certain other fringe benefits equivalent to those in effect at the date of termination for a period of twenty-four months. The Retention Agreement requires Mr. Dow to comply with certain covenants that preclude Mr. Dow from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment for a period of twenty-four months. The Retention Agreement expires upon the earlier of Mr. Dow’s termination or three years after a change in control of the Company or any successor to the Company.

The foregoing description of the Retention Agreement is qualified in its entirety by the full text of the Retention Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Retention Agreement, dated July 11, 2016, by and between American Software, Inc. and H. Allan Dow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.
(Registrant)

Date: July 13, 2017	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

10.1	Retention Agreement, dated July 11, 2016, by and between American Software, Inc. and H. Allan Dow.